Exhibit 99.2

Item 8. Financial Statements and Supplementary Data

Terasquare Co., Ltd.
Interim balance sheets
June 30, 2015

(In Korean Won)	June 30	December 31
	2015	2014
		(audited)
ASSETS
Current assets:
Cash and cash equivalents (Note 3)	393,112,855	153,552,629
Restricted Cash (Note 3)	265,979,411	311,803,037
Short-term financial instruments (Note 4)	54,600,000	156,479,966
Account receivable	-	28,732,330
Advance payments	19,036,519	28,704,837
Prepaid expenses	931,242	999,186
Prepaid income taxes	65,570	1,352,720
Prepaid value added tax	92,000	-
Total current assets	733,817,597	681,624,705
Property and equipment, net (Note 5)	33,420,528	42,211,845
Intangible assets, net	4,654,356	3,199,810
Other non-current assets (Note 6)	174,879,000	144,879,000
Total assets	946,771,481	871,915,360

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Account payables	182,399,751	294,061,877
Withholdings	13,188,480	20,270,880
Accrued expenses	11,730,158	16,790,875
Unearned government grant	265,979,411	311,803,037
Value added tax withheld	6,183,264	-
Short-term borrowing (Note 7)	194,000,000	-
Convertible bonds (Note 8)	500,000,000	-
Total current liabilities	1,173,481,064	642,926,669
Long-term borrowings (Note 7)	50,000,000	-
Redeemable convertible preferred stock (Note 9)	5,483,661,960	5,483,661,960
Total liabilities:	6,707,143,024	6,126,588,629
Commitments and contingencies
Stockholders' deficit
Common stock (Note 10)	399,997,500	399,997,500
Accumulated deficit	(6,160,369,043)	(5,654,670,769)
Total stockholders’ deficit	(5,760,371,543)	(5,254,673,269)
Total liabilities and stockholders’ deficit	946,771,481	871,915,360

The accompanying notes are an integral parts of these interim financial statements.

Terasquare Co., Ltd.
Interim statements of operations
For the six months ended June 30

(In Korean Won)	2015	2014

Revenues	310,227,273	5,515,760
Cost of sales	-	-
Gross profit	310,227,273	5,515,760
Operating expenses
Research and development expense (Note 11)	329,189,947	289,019,853
Selling, general and administrative expense (Note 12)	480,817,769	723,980,653
Total operating expenses	810,007,716	1,013,000,506
Loss from operations	(499,780,443)	(1,007,484,746)
Interest income (expense), net	(4,366,170)	6,063,764
Other income (expense), net	(1,551,661)	21,129
Net and comprehensive loss	(505,698,274)	(1,001,399,853)

The accompanying notes are an integral parts of these interim financial statements.

Terasquare Co., Ltd.
Interim statements of changes in stockholders’ deficit
For the six months ended June 30

(In Korean Won)	Common stock		Accumulated
	Shares	Amount	Deficit	Total
January 1, 2014	3,999,975	399,997,500	(3,854,468,867)	(3,454,471,367)
Net loss	-	-	(1,001,399,853)	(1,001,399,853)
June 30, 2014	3,999,975	399,997,500	(4,855,868,720)	(4,455,871,220)

January 1, 2015	3,999,975	399,997,500	(5,654,670,769)	(5,254,673,269)
Net loss	-	-	(505,698,274)	(505,698,274)
June 30, 2015	3,999,975	399,997,500	(6,160,369,043)	(5,760,371,543)

The accompanying notes are an integral parts of these interim financial statements.

Terasquare Co., Ltd.
Interim statements of cash flows
For the six months ended June 30

(In Korean Won)	2015	2014

Cash flows from operating activities:
Net loss	(505,698,274)	(1,001,399,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,762,117	15,702,400
Provision for severance and retirement benefits	25,889,353	14,760,253
Changes in operating assets and liabilities:
Account receivable	28,732,330	31,966,692
Advance payments	9,668,318	(18,301,990)
Prepaid expenses	67,944	(88,086)
Prepaid income tax	1,287,150	4,483,214
Prepaid value added tax	(92,000)	(48,765,737)
Account payable	(137,551,479)	341,760,676
Accrued expenses	(5,060,717)	8,567,295
Withholdings	(7,082,400)	770,098
Value added tax withheld	6,183,264	-
Net cash used in operating activities	(573,894,394)	(650,545,038)
Cash flows from investing activities:
Proceeds from sale of short-term financial instruments	101,879,966	551,809,428
Payment of additional leasehold deposits	(30,000,000)	-
Purchase of property and equipment	(970,800)	(2,638,000)
Purchase of intangible assets	(1,454,546)	(700,000)
Net cash provided by investing activities	69,454,620	548,471,428
Cash flows from financing activities:
Increase in short-term borrowings	194,000,000	-
Increase in long-term borrowings	50,000,000	-
Proceeds from issuance of convertible bonds	500,000,000	-
Net cash provided by financing activities	744,000,000	-
Net increase (decrease) in cash and cash equivalents	239,560,226	(102,073,610)
Cash and cash equivalents at beginning of year	153,552,629	321,451,039
Cash and cash equivalents at end of year	393,112,855	219,377,429

The accompanying notes are an integral parts of these interim financial statements.

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

1.	General information

Terasquare Co., Ltd (“The Company”) was incorporated on December, 2010 under the laws of the Republic of Korea to design and sell semiconductors.

The Company’s business is made up of industry leading 100Gbps+ datacom solutions for Ethernet, Fiber Channel, and Infiniband Data Center connectivity.

As of June 30, 2015, the Company’s common stockholders are as follows:

Name of stockholders	Shares of common stock	Percentage of Ownership
Hyunmin Bae	2,846,250	71%
Hyungsuk Yoon	846,225	21%
Jinho Park	307,500	8%
	3,999,975	100%

2.	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the year presented, unless otherwise stated.

2.1 Basis for preparation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to allowances for doubtful accounts, valuation of long-lived assets, including property and equipment and identified intangible assets, valuation of deferred taxes and contingencies. The Company bases its estimates of the carrying value of certain assets and liabilities on historical experience and on various other assumption that are believed to be reasonable under the circumstances, when these carrying values are not readily available from other sources. Actual results could differ from these estimates.

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

2.2  Revenue recognition

Revenue from sales of optical drivers and receivers, multi-chip modules (MCMs), ASICs and other products is recognized when persuasive evidence of a sales arrangement exists, transfer of title occurs, the sales price is fixed or determinable and collection of the resulting receivable is reasonably assured. Revenue for product shipments is recognized upon delivery of the product to the customer. Provisions are made for sales returns and warranties at the time revenue is recorded.

2.3 Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, demand deposits, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. The Company considers investments with maturities of three months or less on acquisition date to be cash and cash equivalents.

2.4 Restricted cash

Restricted cash as of June 30, 2015 was KRW 265,979 thousand which is primarily subject to withdrawal restrictions to government-sponsored research and development projects and other activities.

2.5 Financial instruments

Financial instruments, such as time deposits and restricted bank deposits, which are traded by financial institutions and are held for short-term cash management purposes or which will mature within one year, are accounted for as short-term financial instruments. Financial instruments other than cash equivalents and short-term financial instruments are recorded as long-term financial instruments.

2.6 Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts in consideration of estimated total losses that may arise from the non-collection of its receivables. The estimate of losses, if any, is based on a review of the aging and current status of the outstanding receivables.

2.7 Property and equipment, net

Property and equipment are recorded at cost and depreciation using the declining balance method over their estimated useful lives, 5 years. Repairs and maintenance costs are charged to expenses as incurred.

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

2.8 Long-lived assets and intangible assets

Long-lived assets include equipment, furniture and fixtures and intangible assets. When events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company tests for recoverability by comparing the estimate of undiscounted cash flows to be generated by the assets against the assets’ carrying amount. If the carrying value exceeds the estimated future cash flows, the assets are considered to be impaired. The amount of impairment equals the difference between the carrying amount of the assets and their fair value. Factors the Company considers important that could trigger an impairment review include continued operating losses, significant negative industry trends, significant underutilization of the assets and significant changes in how it plans to use the assets.

Intangible assets are amortized on a straight-line basis over their estimated economic lives.

2.9 Research and development expense

Research and development expenses are expensed as incurred. Research and development expense consists primarily of salaries and related expenses for research and development personnel, consulting and engineering design, non-capitalized tools and equipment, engineering related semiconductor masks, depreciation for equipment, engineering expenses paid to outside technology development suppliers.

2.10 Defined contribution plan

The Company introduced a contribution pension plan, where the Company pays fixed contributions to each employee, who selected the plan, every year. The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due.

2.11 Foreign currency

Transactions involving foreign currencies are recorded in the Company’s accounts at the exchange rates prevailing at the time the transactions are made. Monetary assets and liabilities denominated in foreign currencies are translated into Korean won at the appropriate exchange rates on the balance sheet dates. The resulting unrealized foreign currency translation gains (losses) are credited (charged) to current operations.

2.12 Current and deferred tax

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

The Company must assess the likelihood that the Company’s deferred tax assets will be recovered from future taxable income, and to the extent the Company believes that recovery is not likely, the Company establishes a valuation allowance. Management judgment is required in determining the Company’s provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against the net deferred tax assets. The Company recorded a full valuation allowance as of June 30, 2015 and December 31, 2014. Based on the available evidence, the Company believes it is more likely than not that it will not be able to utilize its deferred tax assets in the future. The Company intends to maintain valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances. The Company makes estimates and judgments about its future taxable income that are based on assumptions that are consistent with its plans. Should the actual amounts differ from the Company’s estimates, the carrying value of the Company’s deferred tax assets could be materially impacted.

The Company recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not believe there are any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

2.13 Government grants

Government grants are recognized where there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the grant relates to an expense item, it is recognised as income on a systematic basis over the periods that the related costs, for which it is intended to compensate, are expensed. When the grant relates to an asset, it is recognised as income in equal amounts over the expected useful life of the related asset.

When the Company receives grants of non-monetary assets, the asset and the grant are recorded at nominal amounts and released to profit or loss over the expected useful life in a pattern of consumption of the benefit of the underlying asset by equal annual instalments.

3.	Cash and cash equivalents

Details of cash and cash equivalents as of June 30, 2015 and December 31, 2014 are as follows:

(In thousands of Korean Won)	2015	2014
Bank deposits	393,113	153,553
Restricted bank deposits	265,979	311,803
	659,092	465,356

Restricted cash as of June 30, 2015 was KRW 265,979 thousand which is primarily subject to withdrawal restrictions to government-sponsored research and development projects and other activities.

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

4.	Short-term financial instruments

Details of short-term financial instruments as of June 30, 2015 and December 31, 2014 are as follows:

(In thousands of Korean Won)	2015	2014
Bank deposits	54,600	156,480
	54,600	156,480

5.	Property and equipment, net

Property and equipment, net as of June  30, 2015 and December 31, 2014  consisted of following:

(In thousands of Korean Won)	2015	2014
Vehicles	33,150	33,150
Equipment	105,565	104,594
Facilities	63,440	63,440
	202,155	201,184
Accumulated depreciation	(168,734)	(158,972)
Property and equipment, net	33,421	42,212

Depreciation expense related to property and equipment was KRW 9,762 thousand and KRW 15,702 thousand for the six months ended June 30, 2015 and 2014, respectively.

6.	Other non-current assets

Details of other non-current assets as of June 30, 2015 and December 31, 2014 are as follows:

(In thousands of Korean Won)	2015	2014
Leasehold deposits	174,749	144,749
Other guarantee deposits	130	130
	174,879	144,879

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

7.	Borrowings

Details of borrowings as of June 30, 2015 and December 31, 2014 are as follows:

(In thousands of Korean Won)	2015	2014
Short-term borrowings
Hyunmin Bae (Major shareholder)	87,000	-
Jinho Park (CEO)	107,000	-
	194,000	-
Long-term borrowings
Gwangsuk Han	50,000	-
Total	50,000	-

8.	Convertible bonds

The Company issued convertible bond on June 19, 2015. Details of convertible bond as of June 30, 2015 and December 31, 2014 are as follows:

(In thousands of Korean Won)	2015	2014
Convertible bonds	500,000	-
	500,000	-

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

Conversion feature for 1st privately placed convertible bonds is as follows:

Conversion feature
Amount issued	500,000,000
Coupon rate	0% per annum
Guaranteed rate of convertible bonds	8% per annum
Date of issue	June 19, 2015
Maturity date	June 18, 2016
Conversion period	1 month after date issued until the day before maturity date
Conversion price	1,861

9.	Redeemable convertible preferred stock

The Company’s Series A preferred stock and Series B, B-1 preferred stocks are redeemable preferred stock that is convertible into a common stock.  As of June 30, 2015 and December 31, 2014, redeemable convertible preferred stocks are as follows:

(In thousands of Korean Won)	2015	2014
Redeemable convertible preferred stock	5,483,662	5,483,662
	5,483,662	5,483,662

The details of redeemable convertible preferred stock are as follows:

	Series A	Series B	Series B-1
Par value	100 per share	100 per share	100 per share
Issue price	875 per share	3,467 per share	161 per share
Date of issue	December 16, 2010	December 5, 2012	July 17, 2014
Issued stocks	1,714,125 shares	865,350 shares	6,211,180 shares
Conversion ratio	One common stock per preferred stock	One common stock per preferred stock	One common stock per preferred stock
Voting right	Same as common stock	Same as common stock	Same as common stock
Dividend rate	One percent	One percent	One percent
Redemption amount	Issuing price per share plus 15% (compound interest) per annum	Issuing price per share plus 15% (compound interest) per annum	Issuing price per share plus 15% (compound interest) per annum
Exercise period	Within 10 years from the date of issue	Within 10 years from the date of issue	Within 10 years from the date of issue

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

10.	Capital Stock

The Company’s common stock as of June 30, 2015 and December 31, 2014 are as follows:

	2015	2014
Authorized stocks	10,000,000 shares	10,000,000 shares
Par value	100	100
Issued stocks	3,999,975 shares	3,999,975 shares
Common stock	399,997,500	399,997,500

11.	Research and development expenses

Research and development expenses for the six months ended June 30, 2015 and 2014 are as follows:

(In thousands of Korean Won)	2015	2014
Salaries	266,709	184,930
Bonuses	32,421	13,724
Others	30,059	90,366
	329,189	289,020

12.	Selling, general and administrative expenses

Selling, general and administrative expenses for the six months ended June 30, 2015 and 2014 are as follows:

(In thousands of Korean Won)	2015	2014

Salaries	54,780	61,974
Bonuses	10,904	10,529
Retirement benefits	25,889	14,760
Employee benefits	46,499	41,012
Travel	36,460	52,088
Meals & Entertainment	11,262	49,027
Communication	2,760	2,829
Tax and dues	13,279	11,180
Depreciation	9,762	15,702
Rent	16,150	20,530
Insurance	23,664	15,058
Vehicle maintenance	3,549	7,152
Transportation	917	1,446
Education	420	230
Printing	1,129	784
Office supplies	2,032	684
Supplies	88,851	9,442
Service fees	42,994	369,188
Advertising	-	2,200
Outsourcing	89,517	38,165
	480,818	723,980

Terasquare Co., Ltd.
Notes to the interim financial statements
For the six months ended June 30

13.	Subsequent events

On September 30, 2015, GigOptix, Inc. completed its acquisition of all of the outstanding common shares and redeemable convertible preferred shares of the Company from the four former stockholders of the Company.